EXHIBIT 99.1

STRATA Skin Sciences Reports First Quarter 2020 Financial Results

Recurring revenue for the first quarter of 2020 grew 7.3% over first quarter 2019
Total gross margins in the first quarter of 2020 grew 3.8% over first quarter 2019
Global recurring revenue installed base totaled 838 systems at March 31, 2020
Conference call and webcast, today at 8:30 am Eastern Time

HORSHAM, Pennsylvania May 12, 2020 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the quarter ended March 31, 2020.

First Quarter Revenue and Business Highlights

•	Total revenue for the first quarter of 2020 was $6.7 million, a decrease of 10.1% over total revenues for the first quarter of 2019 as our overseas equipment revenue was impacted by COVID-19.
•	Total global XTRAC® recurring revenue in the first quarter of 2020 was $5.7 million, up 7.3% over first quarter 2019 total global XTRAC recurring revenues.
•	Total gross margins and recurring gross margins were 65.4% and 68.4%, respectively, an increase of 3.8% and 2.2%, respectively, as compared to first quarter 2019.
•	Net loss was $1.0 million, a decrease of 22.4% from a net loss of $1.3 million in the first quarter 2019.
•	Domestic and International recurring installed base of 822 and 16 XTRAC devices, respectively, an increase of 2 and 6 devices, respectively.
•
A peer reviewed study published in Journal of Drugs in Dermatology (April 2020) showing 92% of participants in study achieved reduction in mPASI score of 75% or more after receiving Optimal Therapeutic Dose Therapy with the XTRAC Multi-Micro Dose® diagnostic tip for treatment of plaque psoriasis.

•	Cash and cash equivalents and restricted cash at March 31, 2020 was $15.6 million.
•	The Company received, on April 21, 2020, a $2.0 million forgivable loan under the SBA Payroll Protection Plan (the “PPP loan”).

“While recurring revenue in the second half of March was impacted by the lockdown and restrictions due to the COVID-19 pandemic, which dramatically slowed the number of patients seeking treatment, we were very pleased to see our business continue to generate revenue during the quarter,” said Dr. Dolev Rafaeli, President and CEO of STRATA. “As we look now to an opening and lifting of restrictions in the U.S. and globally, we believe our unique business model and our direct to consumer advertising will help return our business to scale under the ‘new normal’ conditions. Our team is working closely with our clinicians as they are re-opening their clinics. We are helping to schedule patients and are optimistic of seeing a return to the scope of treatment and growth trends we saw just prior to the impact of the pandemic. In the meantime, we will continue to look for ways to leverage our business model as we seek accretive growth opportunities to augment our growing platform.”

Thirty-one states have recently announced a phased plan to return to normal business activities, allowing us to expand our previously announced Patient Outreach Program to drive patient referrals to our partner clinics. The Company has approximately 350 partner clinics in the states that have recently announced phase-one plans, which are generally in the Midwest and South East regions.

An active outreach effort to both partner clinics and patients is in place to rekindle our recurring revenue. Following the recent receipt of the PPP loan, the Company has called back many of its previously furloughed employees to assist in these outreach efforts and execute plans for growth in the second half of the year. The Company’s unique recurring business model positions us well to assist our partner clinics to resume business, fill their appointment books and get back to treating patients.

Being a solution to both patients and physicians in their search for a safe and effective treatment option for psoriasis and vitiligo resonates in the feedback STRATA is receiving from its physician partners, reflecting XTRAC’s increased importance to their practice without the associated risks of other alternative immune suppressant and systemic treatments.

“Following guidelines, we are currently not seeing any new starts on systemic, potentially immunosuppressive therapies for mild to moderate plaque psoriasis so we are pleased to be able to offer a safe alternative such as XTRAC for the patient who does not want to delay therapy during the COVID-19 outbreak,” stated Michael Schneider, M.D., Board certified dermatologist at Dermatology East, PLLC, Germantown, TN.

“XTRAC laser treatment does not have systemic side effects, immunosuppressive effects, risk of systemic infections and works effectively when combined with topical treatment modalities (topical corticosteroid, calcipotriene and retinoids),” stated Alison Z. Young MD, PhD, Board certified dermatologist at Spectrum Dermatology of Seattle, WA.

First Quarter 2020 Reported Financial Results

Revenues for the first quarter of 2020 were $6.7 million as compared to revenues of $7.5 million for the first quarter of 2019. Equipment revenues were $1.0 million as compared to $2.2 million for the first quarter of 2019. Our equipment revenues, which are primarily outside the United States, were impacted by the worldwide pandemic and the transition of our South Korean business model from equipment to recurring revenue. Recurring revenues for the first quarter of 2020 were $5.7 million as compared to $5.3 million for the first quarter of 2019. The increase in recurring revenue was the result of an increase in the number of patients and treatments in the first quarter of 2020 in our partner clinics.

Gross profit for the first quarter of 2020 was $4.4 million, or 65.4% of revenues, as compared to $4.6 million, or 61.6% of revenues, for the first quarter of 2019. Gross profit on recurring revenues for the first quarter of 2020 was $3.9 million, or 68.4% of revenues, as compared to $3.5 million, or 66.2% of revenues, for the first quarter of 2019. The increase in gross profit is the result of lower depreciation expense on units placed at physician practices.

Selling and marketing costs for the first quarter of 2020 were $3.0 million, compared to the $3.1 million for the first quarter of 2019, primarily as a result of lower tradeshow costs, commissions and DTC spend, partially offset by higher personnel costs. General and administrative costs for the first quarter of 2020 were $2.1 million, compared to $2.5 million for the first quarter of 2019, as a result of lower legal and accounting costs. Other expense decreased $135 thousand in the first quarter of 2020 as a result of lower interest expense due to refinancing of our debt in December 2019.

Net (loss) for first quarter 2020 was $(1.0) million, or $(0.03) per basic and diluted common share, as compared to net (loss) for the first quarter of 2019 of $(1.3) million, or $(0.04) per diluted common share.

Reconciliation of Non-GAAP Measures

To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measure of net loss to non-GAAP measures included in this press release is as follows:

	For the Three Months Ended March 31,
	2020	2019

Net Loss	$(1,035)	$(1,333)

Adjustments:
Depreciation/amortization	1,117	1,297
Income taxes	88	(43)
Interest (income) expense, net	(1)	135

Non-GAAP EBITDA	169	56

Stock compensation	430	323

Non-GAAP adjusted EBITDA	$599	$379

STRATA management will host a conference call with investors today, Tuesday, May 12, 2020 beginning at 8:30 am ET to review these results and answer questions. Shareholders and other interested parties may participate in the conference call using the dial-in and webcast information as follows:

Conference Call Details:
Date:	Tuesday, May 12
Time:	8:30 am Eastern Time
Toll Free:	877-451-6152
International:	201-389-0879
Israel:	1 809 406 247
Passcode:	13703218
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 822 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the corona virus and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:

Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$8,150	$8,129
Restricted cash	7,481	7,500
Accounts receivable, net of allowance for doubtful accounts of $186 and $184, respectively	3,208	4,386
Inventories	3,471	3,027
Prepaid expenses and other current assets	487	513
Total current assets	22,797	23,555

Property and equipment, net	5,379	5,369
Operating lease right-of-use assets, net	1,235	1,314
Intangible assets, net	7,503	7,955
Goodwill	8,803	8,803
Other assets	330	347
Total assets	$46,047	$47,343

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$7,275
Accounts payable	2,102	1,880
Other accrued liabilities	5,150	5,134
Current portion of operating lease liabilities	343	313
Deferred revenues	1,934	2,832
Total current liabilities	16,804	17,434

Long-term liabilities:
Deferred tax liability	88	-
Long-term operating lease liabilities, net	988	1,078
Other liabilities	119	178
Total liabilities	17,999	18,690

Commitments and contingencies

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; - and 2,103 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	-	1
Common Stock, $.001 par value, 150,000,000 shares authorized; 33,714,362 and 32,932,273 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	34	33
Additional paid-in capital	243,610	243,180
Accumulated deficit	(215,596)	(214,561)
Total stockholders' equity	28,048	28,653
Total liabilities and stockholders’ equity	$46,047	$47,343

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenues, net	$6,730	$7,483

Cost of revenues	2,331	2,874

Gross profit	4,399	4,609

Operating expenses:
Engineering and product development	292	304
Selling and marketing	2,953	3,066
General and administrative	2,102	2,480
	5,347	5,850

Loss from operations	(948)	(1,241)

Other income (expense), net:
Interest income (expense), net	1	(135)
	1	(135)

Loss before income taxes	(947)	(1,376)
Income tax (expenses) benefit	(88)	43
Net loss	$(1,035)	$(1,333)

Loss attributable to common shares	$(1,018)	$(1,216)
Loss attributable to Preferred Series C shares	$(17)	$(117)
Loss per common share:
Basic	$(0.03)	$(0.04)
Diluted	$(0.03)	$(0.04)

Shares used in computing loss per common share:
Basic	33,164,321	30,703,501
Diluted	33,164,321	30,703,501
Loss per Preferred Series C share basic and diluted	$(11.42)	$(14.72)

Shares used in computing loss per basic and diluted Preferred Series C Shares	1,480	7,944

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)
	For the Three Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(1,035)	$(1,333)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,038	1,204
Amortization of right-of-use asset	79	93
Provision for doubtful accounts	2	(7)
Loss on disposal of property and equipment and lasers placed in service	-	22
Stock-based compensation	430	323
Deferred taxes	88	(42)
Amortization of debt discount	-	7
Amortization of deferred financing costs	-	27
Changes in operating assets and liabilities:
Accounts receivable	1,176	(175)
Inventories	(444)	(327)
Prepaid expenses and other assets	43	142
Accounts payable	222	281
Other accrued liabilities	16	224
Other liabilities	(59)	9
Operating lease liabilities	(60)	(76)
Deferred revenues	(898)	(36)
Net cash provided by operating activities	598	336

Cash Flows From Investing Activities:
Lasers placed-in-service	(596)	(434)
Net cash used in investing activities	(596)	(434)

Net increase (decrease) in cash and cash equivalents and restricted cash	2	(98)
Cash, cash equivalents and restricted cash, beginning of period	15,629	16,487

Cash, cash equivalents and restricted cash, end of period	$15,631	$16,389

Cash and cash equivalents	$8,150	$16,389
Restricted cash	7,481	-
	$15,631	$16,389